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                               December 9, 1997



Forward Industries, Inc.
275 Hempstead Turnpike
West Hempstead, New York 11552

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:


         You have requested our opinion, as counsel for Forward Industries, Inc., a New York corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Registration Statement relates to an offering by certain selling shareholders named therein (the "Shareholders") from time to time of up to 12,188,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and 613,000 shares of Common Stock issuable upon the exercise of certain outstanding warrants of the Company (the "Shares"). Of the 12,801,000 Shares being offered pursuant to the Registration Statement, (i) 438,000 are issuable upon the exercise of the Company's outstanding publicly traded Class B Warrants (the "Class B Warrants"); (ii) 175,000 are issuable upon the exercise of an outstanding warrant (the "Consultant's Warrant") issued to a consultant of the Company in September 1994; (iii) 3,324,000 were issued by the Company in 1997 in a private offering (the "Offering"); (iv) 3,324,000 are issuable upon the exercise of certain outstanding warrants (the "Offering Warrants") issued by the Company in the Offering; (v) 2,216,000 are issuable upon the conversion of certain outstanding convertible promissory notes (the "Offering Notes"), issued by the Company in the Offering; and (viii) 3,324,000 are issuable upon the exercise of certain warrants issuable upon conversion of the Offering Notes (the "Conversion Warrants" and together with the Class B Warrants, the Consultant's Warrant, the Offering Warrants and the Offering Notes, the "Convertible Securities").

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. We have assumed that there will be no changes in applicable law between the date of this opinion and the date the Shares proposed to be sold by the Shareholders pursuant to the Registration Statement are actually sold. It is our opinion that the Shares to be issued upon exercise or conversion of the Convertible Securities have been duly authorized and, when issued and delivered upon exercise or conversion of the Convertible Securities, in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,


                                            Squadron, Ellenoff, Plesent
                                            & Sheinfeld, LLP